UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
May 1, 2023

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Broadway, Floor 12 New York, NY		10271 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, BARK, Inc. (the “Company”) announced that Brian Dostie joined as its Vice President, Accounting and Controller effective May 1, 2023. Kevin Eyerman ceased serving in the capacity of Principal Accounting Officer of the Company effective as of May 1, 2023 and will be leaving the Company after a short transition period.

Mr. Dostie, age 49, most recently served as Vice President, Accounting and Controllership since October 2021 of 80 Acres Urban Agriculture, Inc., doing business as 80 Acres Farms, a provider of indoor farming services, where he oversaw various financial functions including accounting and reporting, audit, and treasury. Prior to that role, he served at National Instruments Corporation, a public company, for over 20 years. His most recent role at National Instruments Corporation, a producer of automated test equipment and virtual instrumentation software, was Corporate Controller, from May 2018 to September 2021, where he was responsible for accounting, SEC reporting, treasury, and finance shared services. Mr. Dostie earned a B.A. in Finance from the University of Cincinnati, and an M.B.A. from Rutgers University.

Mr. Dostie’s offer letter with the Company provides for an annual compensation package consisting of a base salary of $270,000 and a target bonus opportunity of 30% of base salary (prorated for fiscal year 2024). Mr. Dostie will also receive an initial grant of 75,000 restricted stock units and 25,000 options to purchase common stock of the Company under the Company’s 2021 Equity Incentive Plan, each of which will vest 25% on May 10, 2024 with the balance vesting quarterly over the following twelve quarters in substantially equal amounts, subject to Mr. Dostie’s continued employment.

Mr. Dostie will enter into the Company’s form of Severance and Change in Control Agreement and the Company’s form of Indemnity Agreement.

There is no arrangement or understanding between Mr. Dostie and any other persons pursuant to which Mr. Dostie was selected as Vice President, Accounting and Controller of the Company. Furthermore, there are no transactions between Mr. Dostie and the Company that would be required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Dostie and any of the Company’s directors or executive officers.

Item 7.01 Regulation FD Disclosure.

The Company’s announcement, dated May 1, 2023, announcing the appointment of Mr. Dostie is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Announcement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: General Counsel and Secretary

Date: May 1, 2023